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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Rigel Pharmaceuticals, Inc. for the registration of 9,583,331 shares of its common stock and to the incorporation by reference thereof of our report dated January 24, 2003, except for Note 9 as to which the date is January 31, 2003, with respect to the financial statements of Rigel Pharmaceuticals, Inc. included in its Annual Report on Form 10-K/A, as amended, for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 9, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS